UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lechi Bnei-Brak, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-6167055

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2011, TopSpin Medical, Inc. (the “Company”) appointed Hanan Waksman, 37, as its Chief Executive Officer. Since 2006, Mr. Waksman has served as a director on various boards of directors, including the board of directors of Rabintex, a defense-related Israeli company listed on the Tel Aviv Stock Exchange (since 2006); the Company (since 2010); and Travelfusion, a private United Kingdom company specializing in Internet travel services (since 2011). Between July 2006 and August 2010, Mr. Waksman was also Vice President of Capital International, a United Kingdom-based fund of funds, where he focused on establishing and managing a real estate fund. Prior to 2006, Mr. Waksman served in various corporate finance and acquisitions-related positions, including as an Executive Vice President of Sage Capital Growth, a New York-based private equity group (from 2004 to 2006), and as manager of the corporate finance group of PricewaterhouseCoopers’ Tel Aviv, Israel office (between 2003 and 2004). Mr. Waksman holds a B.B.A. in Finance from Bernard M. Baruch College.

Mr. Waksman replaces Mr. Eitan Shtarkman, who served as the Company’s Chief Executive Officer between February 2011 and October 6, 2011. Mr. Waksman entered into a consulting arrangement with the Company pursuant to which the Company will pay him 40,000 NIS in monthly consulting fees (approximately $11,000 per month), plus VAT, in exchange for Mr. Waksman’s services as the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: October 12, 2011

By: /s/ Hanan Waksman

   Name:  Hanan Waksman

   Title:  Chief Executive Officer